EXHIBIT 23.1


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT-GRANT THORNTON LLP


Consent of Independent Certified Public Accountants


We have issued our report dated January 11, 2000 accompanying the consolidated financial statements incorporated by reference in the Annual Report of Granite State Bankshares, Inc. and Subsidiary on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statements of Granite State Bankshares, Inc. and Subsidiary on Form S-8 (File No. 33-57720, effective February 1, 1993) and on Form S-8 (File No. 333-42287, effective December 15, 1997).


                                               /s/ Grant Thornton LLP


Boston, Massachusetts
March 23, 2000